Exhibit 10.2
AMENDMENT NO. 10
TO THE
STEWART ENTERPRISES EMPLOYEES’ RETIREMENT TRUST
(A PROFIT SHARING PLAN) TRUST AGREEMENT
     WHEREAS, Stewart Enterprises, Inc. (the “Company”) is a sponsor of the Stewart Enterprises Employees’ Retirement Trust (A Profit Sharing Plan) Trust Agreement (the “Plan”), which was originally adopted January 1, 1981, and has been amended from time to time;
     WHEREAS, Section 15.1 of the Plan provides that the Plan can be amended by the Company; and
     WHEREAS, it is the desire of the Company to amend the Plan to offer participants additional flexibility with respect to obtaining loans and distributions from the Plan, in accordance with the Gulf Opportunity Zone and Katrina Emergency Tax Relief Acts of 2005;
     NOW, THEREFORE, the Plan is hereby amended effective August 28, 2005, as follows:
     Article VII of the Plan document is hereby amended by adding thereto a new Section 7.14, which shall read in its entirety as follows:
     Section 7.14 Benefits for 2005 Hurricane Victims.
     (a) Definitions:
(i)	A “2005 Hurricane Victim” is a Participant who suffered an economic loss as a result of Hurricanes Katrina, Rita or Wilma, who remains employed by the Employer, and who was residing: (1) in the Hurricane Katrina Disaster Area as of August 28, 2005; (2) in the Hurricane Rita Disaster Area as of September 23, 2005; or (3) in the Hurricane Wilma Disaster Area as of October 23, 2005.

(ii)	“Hurricane Katrina Disaster Area” means an area with respect to which a major disaster has been declared by the President before September 14, 2005, under Section 401 of the Robert T. Stafford Disaster Relief and Emergency Assistance Act (“Stafford Act”), by reason of Hurricane Katrina.

(iii)	“Hurricane Rita Disaster Area” means an area with respect to which a major disaster has been declared by the President before October 6, 2005, under section 401 of the Stafford Act, by reason of Hurricane Rita.

(iv)	“Hurricane Wilma Disaster Area” means an area with respect to which a major disaster has been declared by the President before

November 14, 2005, under section 401 of the Stafford Act, by reason of Hurricane Wilma.
(b) A 2005 Hurricane Victim shall be entitled to make one or more withdrawals from the Participant’s Account balances that are stated by the Participant to be for the purpose of relieving an economic loss caused by Hurricanes Katrina, Rita or Wilma. Such withdrawals shall be free of the limitations set forth in Sections 6.8 and 6.9 of the Plan, but shall not in the aggregate exceed $100,000, and must be made no later than December 31, 2006. A withdrawal under this paragraph may be rolled back into the Plan at any time up to the date preceding the third anniversary of the date of the withdrawal.
(c) If a Plan loan is made by a 2005 Hurricane Victim on or before December 31, 2006, Section 13.3(a)(i) of the Plan shall be read as imposing a limit of $100,000 rather than $50,000, and Section 13.3(a)(ii) shall be read as allowing 100% of the Participant’s vested interest in the trust to be taken as a loan.
(d) A 2005 Hurricane Victim shall have the right to suspend the repayment of a Plan loan during any period of time that starts before January 1, 2007, provided, however, that the suspension shall not continue beyond December 31, 2006. The deadline for the repayment of the loan shall be deferred by a time equal to the length of the period of suspension. When loan repayments are resumed, the amount of each loan repayment shall be recalculated to take into account the interest that accrued during the period of suspension and the length of time remaining for the repayment of the loan.
(e) 2005 Hurricane Victim distributions under this Section 7.14 are exempt from the 10% federal income tax on early distributions and are not subject to the mandatory 20% federal income tax withholding.
* * * *
     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed this 30th day of May, 2006.

WITNESSES:	STEWART ENTERPRISES, INC.

/s/ KATHY RICHESON	By:	/s/ GERARD M. BELLOCQ

Gerard M. Bellocq
Stewart Enterprises Employees’
Retirement Trust
Administrative and Investment Committee
/s/ TERRY DELANCY